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                               PRINTWARE, INC.

                                 EXHIBIT 11
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                              Three months ended       Six months ended
                              July 5,      June 29,    July 5,    June 29,
                               1997         1996        1997       1996
                             _________   _________   _________   _________

PRIMARY EPS:

Weighted average number of
  common shares outstanding   4,853,393   3,630,683   4,852,984   3,630,683

Common share equivalents
  from assumed exercise of
  options and warrants           20,271      70,663      26,275      70,663
                              _________   _________   _________   _________
Total shares                  4,873,664   3,701,346   4,879,259   3,701,346
                              _________   _________   _________   _________

Net income (000's)           $      495  $      464  $      955  $      795
                              =========   =========   =========   =========
Earnings per share           $      .10  $      .13  $      .20  $      .21
                              =========   =========   =========   =========

FULLY DILUTED:

Weighted average number of
  common shares outstanding   4,853,393   3,630,683   4,852,984   3,630,683

Common share equivalents
  from assumed exercise of
  options and warrants           13,856      70,663      13,856      70,663
                              _________   _________   _________   _________
Total shares                  4,867,249   3,701,346   4,866,840   3,701,346
                              _________   _________   _________   _________

Net income (000's)           $      495  $      464  $      955  $      795
                              =========   =========   =========   =========
Earnings per share           $      .10  $      .13  $      .20  $      .21
                              =========   =========   =========   =========


Note: Fully diluted net income per share is not reported separately because it is substantially the same as primary net income per share.
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